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                                    CONTRACT


ORIGINAL                                                    NO.:99ST8471055USDL
                                                            DATE: SEP. 8, 1999


THE BUYERS:       SINOTRANS INTERNATIONAL TRADING COMPANY
                  F1.12,A-Tower Sinotrans Plaza, A-43,
                  Xizhmen Beidajie Beijing 100044, China
                  TEL: 86 10 62295807       FAX: 86 10 62295816
THE SELLERS:      GOLDENACCESS GROUP
                  1865 Brickell Avenue A-1609, Miami, FLA 33129
                  TEL:                      FAX: 1 305 859 9892

         This Contract is made by and between the Buyers and the Sellers, whereby the Buyers agree to buy the Sellers agree to sell the under-mentioned goods on the terms and conditions stated below:

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1) NAME OF COMMODITY, SPECIFICATIONS,
QUALITY, PACKING TERM AND SHIPPING MARKS        2) QUANTITY          3) UNIT PRICE      4) TOTAL AMOUNT
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
GoldenAccess VIP IP telephony Gateway             1 set                CIF                  USD 12,000.00
Configuration of 4-Port System (new and                                Beijing Airport
unused sample)                                                         USD12,000

Packing: the packing shall be meet the
demands for long distance air
transportation.

Shipping Mark: N/M

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5)   COUNTRY OF ORIGIN AND MANUFACTURERS: U.S.A., GOLDEN ACCESS GROUP
6)   TIME OF SHIPMENT: BEFORE SEPTEMBER 30, 1999.
7)   PORT OF LOADING: MIAMI, U.S.A.
8)   PORT OF DESTINATION: BEIJING AIRPORT, P.R.C.
9)   INSURANCE:
To be effected by the Sellers for 110% of invoice value against All Risks according to P.I.C.C. (1/1/81).

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10)  TERM OF PAYMENT:
     A. The buyers shall pay $5,00 deposit by T/T terms upon arrival of the said product and the acquirement of necessary documents for T/T remittance abiding by Chinese regulations.
     B. At the issuance of Acceptance Certificate, the buyers shall remit the remaining $7,000 to the sellers by T/T terms.
11)  DOCUMENTS:
     The sellers shall provide commercial invoice, packing list (if available), airway bill to the buyers as required documents to enable him realize T/T payment. 12) TERMS OF SHIPMENT:
     A. Terms of CIF Delivery: The Sellers shall undertake to ship the contracted goods from the port of loading to the port of destination on a direct line, with no transshipment allowed.
     B. In case the product is to be returned to the sellers, the sellers shall cover the freight.
13)  ADVICE OF SHIPMENT:
     The Sellers shall, upon completion of loading, advise the Buyers within 24 hours by telex of fex of the Contract No., name of commodity, number of packages, gross and net weights, invoice No. and value, name of vessel and loading date.
14)  INSPECTION AND CLAIMS:
     If the buyer is not satisfied with the product, he has the right to refuse to issue the Acceptance Certificate and reject the product but shall preserve the intactness of the product. Upon receiving the returned product, the sellers shall remit the $5,000 deposit back to the buyers. The trial period is 60 days after the completion of installment and the buyers shall, if accepting the product, issue the Acceptance of Certificate within 5 working days after the completion of the trial period.
15)  FORCE MAJEURE:
     In case of Force Majeure, the Sellers shall not be held responsible for delay in delivery or non-delivery of the goods but shall notify immediately the Buyers by telex or fax and deliver to the Buyers by registered mail a certificate issued by government authorities or chamber of commerce as evidence thereof. If the shipment is delayed over one month as the consequence of the said Force Majeure, the Buyers shall have the right to cancel this Contract. Occurrences such as storms, earthquakes, flood, hurricane, fire and acts that are unforeseeable when signing the contract and inevitable or unconquerable accidents or incidents shall be viewed by both parties, if resulting in delay or non-performance of the contract, as Force Majeure. Seller's inability in obtaining export license shall not be considered as Force Majeure.
16)  DELAYED DELIVERY AND PENALTY:
     Should the Sellers fail to effect delivery on time as stipulated in this Contract owing to cause other than Force Majeure as provided for in clause (15) of this Contract, the Buyers shall have the right to cancel the relative quantity of the contract. Or, alternatively , the Sellers may, with the Buyers' consent, postpone delivery on payment of penalty to the Buyers. The Buyers may agree to grant the Sellers a grace period of 15 days. Penalty shall be charged at the rate of 1% of the total value for every 10 days, odd days less than 10 days should be counted as 10 days. The total penalty shall be calculated from the 16th day shall not be exceed 5% of the total value of the goods involved.

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17)  ADDITIONAL CLAUSE:
     If any of the above-mentioned Clause(s) is/are inconsistent with the following additional Clause(s), the former shall prevail.
     Technical requirements, training terms, service and other related items shall follow GOLDEN ACCESS GROUP IP Telephony Gateway Purchase Agreement & Appendix A and Appendix B signed between Golden Access Group and Sinotrans Information Management Center.



            The Sellers:                               The Buyers:

        Golden Access Group                 Sinotrans International Trading Co.


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                    AMENDMENT TO CONTRACT NO.:99ST8471055USDL

                                                            Date: Sep. 24, 1999

THE BUYERS:    SINOTRAN INTERNATIONAL TRADING COMPANY

THE SELLERS:   GOLDEN ACCESS GROUP


This amendment is made by and between the Buyers and the Sellers as an integral part of the Contract (No.:99ST8471055USDL) and shall be abided by both parties herewith. If any of the original clauses in the Contract is found inconsistent with this amendment, this amendment shall prevail. The rest of the Contract and its effect remain unchanged.

AMENDMENT I:  referred to Clause 9) in the aforesaid Contract
    9)  Insurance: To be effective by the Sellers for 100% of invoice value against all risks.

AMENDMENT II: referred to Item A Clause 12) in the aforesaid Contract
    12) Terms of Shipment:
       A.  Terms of CIF Delivery:
           The Sellers shall undertake to ship the contracted goods from the port of loading to the port of destination in one shipment, but with transshipment allowed.


      THE SELLERS:                                THE BUYERS:


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